Exhibit (h)(2)(viii)

AMENDMENT TO TRANSFER AGENT AGREEMENT

THIS AMENDMENT TO THE TRANSFER AGENT AGREEMENT (this “Amendment”), effective as of the 11th day of August, 2010 (the “Amendment Effective Date”) is entered into by and between CNI Charter Funds (the “Trust”), and SEI Institutional Transfer Agent, Inc. (“Transfer Agent”).

WHEREAS:

1.	As of April 1, 1999, the Trust and Transfer Agent entered into a Transfer Agent Agreement (the “Agreement”);

2.
On December 2, 2004, the Trust and Transfer Agent amended the Transfer Agent Agreement to delegate to Transfer Agent certain responsibilities in connection with the USA PATRIOT Act of 2001 and the Trust’s Anti-Money Laundering Program.

4.
On February 28, 2008, the Trust and Transfer Agent further amended the Agreement via an Amendment to the Transfer Agent Agreement with respect to the compensation, term, and notice provisions and Schedule B to the Agreement.

5.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

6.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Article 4. Article 4 is hereby amended by adding an additional paragraph with respect to consequential damages as follows:

“In no event or circumstance shall either party to this Agreement, including either party’s affiliates, officers, directors, agents or employees, be liable to anyone under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.”

2.	Article 7. The first paragraph of Article 7 of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.”

3.	Schedule A (List of Portfolios). Schedule A (List of Portfolios of the Agreement) is hereby deleted in its entirety and replaced as set forth in Schedule A attached hereto and made a part herewith.

4.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

5.
Counterparts.  This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto.  This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6.
Governing Law.  This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNI CHARTER FUNDS

By: /s/ Carolyn Mead
Name: Carolyn Mead
Title: Vice President

SEI INSTITUTIONAL TRANSFER  AGENT, INC.

By: /s/ Brent Vasher
Name: Brent Vasher
Title: Vice President

SCHEDULE A
DATED AUGUST 11, 2010
TO THE TRANSFER AGENT AGREEMENT
DATED AS OF APRIL 1, 1999
BETWEEN
CNI CHARTER FUNDS
AND
SEI INSTITUTIONAL TRANSFER AGENT, INC.

List of Portfolios

Large Cap Growth Equity Fund
Large Cap Value Equity Fund
RCB Small Cap Value Fund
Multi-Asset Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
High Yield Bond Fund
Prime Money Market Fund
Government Money Market Fund
California Tax Exempt Money Market Fund
Diversified Equity Fund
Limited Maturity Fixed Income Fund
Full Maturity Fixed Income Fund
Socially Responsible Equity Fund

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